Exhibit 99.2

IMPORTANT NOTICE: NOT FOR DISTRIBUTION IN OR INTO, OR TO ANY PERSON LOCATED OR RESIDENT IN OR ANY ADDRESS IN, THE REPUBLIC OF ITALY

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces Tender Offers for Certain of its Outstanding Notes

Albany, NY – October 21, 2010

Momentive Performance Materials Inc. (the “Company”) announced today that it will launch cash tender offers with respect to any and all of its outstanding 9.75% Senior Notes due 2014 (the “2006 9.75% Notes”), 9.00% Senior Notes due 2014 (the “2006 9.00% Notes”) and 10.125% / 10.875% Senior Toggle Notes due 2014 (the “Senior Toggle Notes”, and, together with the 2006 9.75% Notes and the 2006 9.00% Notes, the “Notes”).

The Notes and other information relative to the tender offers are set forth in the table below.

Title of Security	CUSIP and ISIN Numbers	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration(2)	Early Tender Payment(3)	Total Consideration(2,4)
9.75% Senior Notes due 2014 (2006 9.75% Notes)	60877UAC1; US60877UAC18	$716,576,000	$1043.75	$10.00	$1053.75

9.00% Senior Notes due 2014 (2006 9.00% Notes)	60877UAF4; XS0338823601	€245,219,000	€1040.00	€10.00	€1050.00

10.125% / 10.875% Senior Toggle Notes due 2014 (Senior Toggle Notes)	60877UAJ6; US60877UAJ60	$214,165,000	$1046.25	$10.00	$1056.25

1	As of October 19, 2010.
2	For each $1,000 or €1,000 principal amount of Notes, as applicable, excluding accrued but unpaid interest thereon, which will be paid in addition to the tender offer consideration or the total consideration, as applicable.
3	For each $1,000 or €1,000 principal amount of Notes, as applicable, tendered prior to the Early Tender Date.
4	Includes the tender offer consideration and the early tender payment.

Each holder who validly tenders its Notes prior to 5:00 p.m., New York City time, on November 4, 2010, unless such time is extended by the Company (the “Early Tender Date”), will receive, if such Notes are accepted for purchase pursuant to the tender offers, the total consideration of (1) $1053.75 per $1000 principal amount of 2006 9.75% Notes tendered, which includes $1043.75 as the tender offer consideration and $10.00 as an early tender payment; (2) €1050.00 per €1,000 principal amount of 2006 9.00% Notes tendered, which includes €1040.00 as the tender offer consideration and €10.00 as an early tender payment; and (3) $1056.25 per $1000 principal amount of Senior Toggle Notes tendered, which includes $1046.25 as the tender offer consideration and $10.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

Each tender offer is scheduled to expire at 11:59 p.m., New York City time, on November 18, 2010, unless extended or earlier terminated (the “Expiration Date”). Tendered Notes may be withdrawn at any time prior to the Early Tender Date but not thereafter, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes after the Early Tender Date will receive only the tender offer consideration and will not be entitled to receive an early tender payment if such Notes are accepted for purchase pursuant to the tender offers. Subject to the terms and conditions described below, payment of the tender offer consideration or total consideration, as applicable, will occur promptly after the Expiration Date (such payment is currently expected to occur on or about November 22, 2010, unless the Expiration Date is extended or the tender offers are earlier terminated). In addition, at any time after the Early Tender Date but prior to the Expiration Date, and subject to the terms and conditions described below, the Company may accept for purchase Notes validly tendered on or prior to such time and purchase such notes for the tender offer consideration or total consideration, as applicable, promptly thereafter.

The consummation of the tender offers is conditioned upon, among other things, the issuance of new senior debt, with terms (including economic terms) acceptable to the Company in its sole discretion, to permit the closing of the tender offers and related transactions, and the availability of proceeds from the issuance of the new debt necessary to pay the applicable total consideration and interest to the applicable payment date, for validly tendered notes (including applicable premiums, fees and expenses).

If any of the conditions are not satisfied, the Company may terminate the tender offers and return tendered Notes. The Company has the right to waive any of the foregoing conditions with respect to the Notes of any or all series and to consummate any or all of the tender offers. In addition, the Company has the right, in its sole discretion, to terminate the tender offers at any time, subject to applicable law.

In connection with, and subject to the occurrence of, the closing of the new senior unsecured debt offering, the Company will, pursuant to the provisions of the Notes and the indentures under which they were issued, redeem any Notes not tendered and accepted for payment in the tender offers, or if the tender offers are not consummated with respect to any series of Notes, any and all outstanding Notes of such series.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offers are set forth in an Offer to Purchase dated October 22, 2010 and the related Letter of Transmittal (the “Tender Offer Documents”) that are being sent to holders of the Notes. The tender offers are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Citigroup Global Markets Inc. (“Citigroup”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and J.P. Morgan Securities LLC will act as Dealer Managers for the tender offers for the 2006 9.75% Notes and Senior Toggle Notes, and Citigroup, Credit Suisse and J.P. Morgan Securities Ltd. will act as the Dealer Managers for the tender offer for the 2006 9.00% Notes. Questions regarding the tender offers may be directed to Citigroup at (800) 558-3745 (toll-free) or at (212) 723-6106 (collect) or at +44 (0) 20 7986 8969 ; to Credit Suisse at (800) 820-1653 (toll-free) or at (212) 325-5912 (collect); to J.P. Morgan Securities LLC at (800) 245-8812 (toll-free) or at (212) 270-1200 (collect); or to J.P. Morgan Securities Ltd. at +44 (0) 20 7325 9633.

Global Bondholder Services Corporation will act as the Information Agent for the tender offers. Requests for the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-4500 (for all others).

Neither of Company’s board of directors nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Tender Offer Documents and related materials before any decision is made with respect to the tender offer.

Apollo Management, L.P. (“Apollo”) owns approximately $234.3 million principal amount of the 2006 9.75% Notes, €88.2 million principal amount of the 2006 9.00% Notes, and $139.4 million principal amount of the Senior Toggle Notes, representing approximately 33%, 36% and 65% of the total outstanding 2006 9.75% Notes, 2006 9.00% Notes and Senior Toggle Notes, respectively. Apollo will enter into an agreement to exchange the entire amount of its current holdings of each series of Notes for new debt of the Company at an exchange ratio determined based on the tender consideration offered to holders of the Notes, and intended to give Apollo an aggregate value equivalent to that which it would receive if it had received the total consideration in the tender offers and used the proceeds thereof to invest in such new debt. The new debt will have the same terms as the new notes issued by the Company to finance the tender offers.

About Momentive Performance Materials Inc.

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is controlled by an affiliate of Apollo. Additional information is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions, and are based on currently available financial, economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission made by the Company. We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance. Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

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Contacts

Investors:

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com

Media:

John Scharf

518-233-3893

john.scharf@momentive.com

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